World Financial Center
                                                    North Tower
                                                    New York, New
                                                    York 10281-1328
                                                    212 449 1000
(Merrill Lynch Logo         OFFER TO PURCHASE FOR CASH
 appears here)                         BY
                              BOWATER INCORPORATED
                                       OF
               ANY AND ALL OF THE OUTSTANDING DEPOSITARY SHARES,
                               EACH REPRESENTING
                    A ONE-FOURTH INTEREST IN A SHARE OF ITS
                   8.40% SERIES C CUMULATIVE PREFERRED STOCK,
                           PAR VALUE $1.00 PER SHARE
                                       AT
                        $27.875 NET PER DEPOSITARY SHARE
                                                                October 16, 1995
To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:
     We have been appointed to act as Dealer Manager by Bowater Incorporated, a Delaware corporation (the "Company"), in connection with its offer to purchase any and all of the outstanding Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of its 8.40% Series C Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100 per share, at $27.875 per Depositary Share, net to the seller in cash (the "Purchase Price"), upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated October 16, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer").
     For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:
          1. Offer to Purchase dated October 16, 1995;
          2. Letter of Transmittal for your use and for the information of your clients, together with GUIDELINES FOR CERTIFICATION OF TAXPAYER NUMBER ON SUBSTITUTE FORM W-9 providing information relating to backup Federal income tax withholding;
          3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis; and
          4. A form of letter that may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions and designation of Soliciting Dealer with regard to the Offer.
          WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 1995, UNLESS THE OFFER IS EXTENDED.

     THE COMPANY, ITS BOARD OF DIRECTORS AND ITS EXECUTIVE OFFICERS MAKE NO RECOMMENDATION AS TO WHETHER ANY HOLDER OF DEPOSITARY SHARES SHOULD TENDER ANY OR ALL OF SUCH HOLDER'S DEPOSITARY SHARES PURSUANT TO THE OFFER. HOLDERS OF DEPOSITARY SHARES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.
     The Company will pay to a Soliciting Dealer (as defined herein) a solicitation fee of $0.375 per Depositary Share, or for any transaction equal to or exceeding 20,000 Depositary Shares, $0.25 per Depositary Share, for any Depositary Shares tendered, accepted for payment and paid for pursuant to the Offer. For purposes of this letter, "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender of Depositary Shares pursuant to the Offer. No such fee shall be payable to a Soliciting Dealer in respect of Depositary Shares registered in the name of the Soliciting Dealer unless (i) the Depositary Shares are held by the Soliciting Dealer as nominee and the Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders or (ii) the Depositary Shares are being tendered for the benefit of the Soliciting Dealer and the Soliciting Dealer certifies on the Letter of Transmittal or the Notice of Solicited Tenders that such Depositary Shares were acquired by the Soliciting Dealer (x) after the announcement of the Offer, (y) at a price not in excess of the Purchase Price, and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), "solicited" shall mean direct contact (other than the mailing of the tender offer materials) with the holder relating to the tender of Depositary Shares beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such Depositary Shares. No fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal accompanying the tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders" or the Notice of Solicited Tenders accompanying the tender designates such Soliciting Dealer. No fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated the Soliciting Dealer. No fee shall be payable to a Soliciting Dealer unless the Soliciting Dealer returns a Notice of Solicited Tenders to the Depositary within 3 business days after the Expiration Date. No fee shall be payable to a Soliciting Dealer if the Soliciting Dealer is required for any reason to transfer the amount of the fee to a depositing holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary, the Information Agent, or the Dealer Manager for purposes of the Offer.
     The Company will pay all stock transfer taxes applicable to its purchase of Depositary Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.
     In order for a soliciting dealer to receive a solicitation fee, the depositary must have received from the soliciting dealer a properly completed and duly executed notice of solicited tenders in the form attached hereto (or a facsimile thereof) within 3 business days after the expiration date.
     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.
                                        Very truly yours,



                                        Merrill Lynch & Co.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS CONTAINED THEREIN.
                                       2

                          NOTICE OF SOLICITED TENDERS
     List below the number of Depositary Shares the tender of which you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Depositary Shares in a separate signed schedule and affix the list to this Notice of Solicited Tenders. Please do not complete the sections of the table headed "TO BE COMPLETED ONLY BY DEPOSITARY."
     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE OFFER. ALL QUESTIONS CONCERNING NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE.

                   SOLICITED TENDERS OF DEPOSITARY SHARES NOT
                    BENEFICIALLY OWNED BY SOLICITING DEALER

             For Any Transaction Less Than 20,000 Depositary Shares

                                   TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED
                                  BY THE SOLICITING      BY THE SOLICITING           ONLY BY                ONLY BY
                                       DEALER                 DEALER               DEPOSITARY             DEPOSITARY
                                  Number of Shares          VOI Ticket          Number of Shares        Fee $0.375 per
Beneficial Owners                     Tendered                Number*               Accepted           Depositary Share
Beneficial Owner No. 1........
Beneficial Owner No. 2........
Beneficial Owner No. 3........
Beneficial Owner No. 4........
Beneficial Owner No. 5........
  Total.......................

* Complete if Depositary Shares delivered by book-entry transfer.

       For Any Transaction Equal to or Exceeding 20,000 Depositary Shares

                                   TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED
                                  BY THE SOLICITING      BY THE SOLICITING           ONLY BY                ONLY BY
                                       DEALER                 DEALER               DEPOSITARY             DEPOSITARY
                                  Number of Shares          VOI Ticket          Number of Shares         Fee $0.25 per
Beneficial Owners                     Tendered                Number*               Accepted           Depositary Share
Beneficial Owner No. 1........
Beneficial Owner No. 2........
Beneficial Owner No. 3........
Beneficial Owner No. 4........
Beneficial Owner No. 5........
  Total.......................

* Complete if Depositary Shares delivered by book-entry transfer.
                                       3

                     SOLICITED TENDERS OF DEPOSITARY SHARES
                    BENEFICIALLY OWNED BY SOLICITING DEALER

             For Any Transaction Less Than 20,000 Depositary Shares

                                   TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED
                                  BY THE SOLICITING      BY THE SOLICITING           ONLY BY                ONLY BY
                                       DEALER                 DEALER               DEPOSITARY             DEPOSITARY
                                  Number of Shares          VOI Ticket          Number of Shares        Fee $0.375 per
Beneficial Owners                     Tendered                Number*               Accepted           Depositary Share
Beneficial Owner No. 1........
Beneficial Owner No. 2........
Beneficial Owner No. 3........
Beneficial Owner No. 4........
Beneficial Owner No. 5........
  Total.......................

* Complete if Depositary Shares delivered by book-entry transfer.

       For Any Transaction Equal to or Exceeding 20,000 Depositary Shares

                                   TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED        TO BE COMPLETED
                                  BY THE SOLICITING      BY THE SOLICITING           ONLY BY                ONLY BY
                                       DEALER                 DEALER               DEPOSITARY             DEPOSITARY
                                  Number of Shares          VOI Ticket          Number of Shares         Fee $0.25 per
Beneficial Owners                     Tendered                Number*               Accepted           Depositary Share
Beneficial Owner No. 1........
Beneficial Owner No. 2........
Beneficial Owner No. 3........
Beneficial Owner No. 4........
Beneficial Owner No. 5........
  Total.......................

* Complete if Depositary Shares delivered by book-entry transfer.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.
     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase; (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.
     The undersigned hereby certifies that the Depositary Shares beneficially owned by the Soliciting Dealer and tendered in connection herewith were acquired by the Soliciting Dealer (x) after the announcement of the Offer, (y) at a price not in excess of the Purchase Price, and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), "solicited" shall mean direct contact (other than the mailing of the tender offer materials) with the holder relating to the tender of Depositary Shares beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such Depositary Shares.

Printed Firm Name                                            Address

Authorized Signature                                         Area Code and Telephone Number

                                       4